Consent of Independent Registered Public Accounting Firm

The Board of Trustees

BNY Mellon Funds Trust:

We consent to the use of our report, dated October 28, 2016, with respect to the financial statements of BNY Mellon Income Stock Fund, a series of BNY Mellon Funds Trust, as of August 31, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

March 24, 2017